UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2007

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3850 North Causeway, Suite 1770 Metairie, Louisiana		70002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 838-8222

(Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01	Other Events.

          Effective February 12, 2007, Joseph L. Gocke, age 48, was named Treasurer of Newpark Resources, Inc.  Before joining Newpark, Mr. Gocke served as Treasurer of Weatherford International Ltd., an oilfield service company operating in approximately 100 countries, from 2003 to 2006 where he managed all treasury related matters and global banking relationships.  For the previous five years, he served in several management positions, including Assistant Treasurer, at Aquila, Inc.  He also has professional experience in public and project finance, strategic and financial consulting and engineering.

          Mr. Gocke received a Masters of Business Administration from the University of Chicago Graduate School of Business and a Bachelor of Science in Chemical Engineering at the University of Illinois.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release issued by Newpark Resources, Inc. on February 14, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: February 15, 2007	By:	/s/ James E. Braun

James E. Braun,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Newpark Resources, Inc. on February 14, 2007.